EXHIBIT 10.2


                                   ASSIGNMENT


     WHEREAS, Robert Kopstein, an individual ("Assignor") desires to transfer to Optical Cable Corporation, a Virginia corporation ("Assignee"), all of Assignor's right, title and interest in and to any and all technology, know-how, trade secrets and related proprietary information utilized in the field of or embodied within any and all cable manufacturing techniques and equipment designs, including, but not limited to, any and all rights that were the subject of that certain Royalty Agreement, dated November 1, 1993, by and between Assignor and Assignee (collectively, the "Technology"); and

    WHEREAS,  Assignee is desirous of acquiring the  Technology  from Assignor;

     NOW, THEREFORE, for One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, transfers and sets over unto Assignee and its successors and assigns Assignor's entire right, title and interest in and to the Technology by this assignment (the "Assignment") to be held and enjoyed by Assignee for its own use and benefit and for the use and benefit of its subsidiaries, successors, assigns and legal representatives, for the full extent of the life of the Technology, to be used as fully and entirely as such rights would have been held and enjoyed by Assignor had the Assignment not been made.

     Assignor covenants that Assignor has full power and authority to make this Assignment, that there is no claim, suit, action or proceeding pending or threatened against Assignor asserting that his use, or the Assignee's use, of the Technology infringes upon the rights of any third parties, that Assignor has agreed to execute such further assignments and

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related  documents  with  respect  to the  Technology  as may  be  necessary  or desirable in order to complete the Assignment contemplated hereby, that Assignor has no knowledge of any third party use of the Technology that infringes upon the rights to the Technology, that the Technology is free and clear of any liens, charges, pledges, security interests or other encumbrances, and that Assignor did not misappropriate any proprietary third party information when developing the Technology.

     In reliance upon the foregoing, the Assignee hereby accepts the Assignment.

     IN WITNESS WHEREOF, Assignor has executed the Assignment as of the 31st day of October, 1994.

                                    /s/ Robert Kopstein
                                    -------------------
                                    ROBERT KOPSTEIN, an individual



                                    OPTICAL CABLE CORPORATION



                                    By /s/ Robert Kopstein
                                      -------------------
                                         Robert Kopstein
                                         Chairman of the Board, President
                                         and Chief Executive Officer


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